As Filed with the Securities and Exchange Commission on August 9, 2007

REGISTRATION NO. 333-141991

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2/A

Amendment No. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DNAPRINT GENOMICS, INC.
(Name of small business issuer in its charter)

Utah	8731	59-2780520
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1621 West University Parkway, Sarasota, FL  34243

Telephone: (941) 366-3400

(Address and telephone number of principal executive offices)

1621 West University Parkway, Sarasota, FL  34243

Telephone: (941) 366-3400

(Address of principal place of business or intended principal place of business)

Richard Gabriel

Chief Executive Officer and President

DNAPrint Genomics, Inc.

1621 West University Parkway, Sarasota, FL  34243

(941) 366-3400

(Name, address and telephone number of agent for service)

COPY TO:

Michael T. Cronin

Johnson, Pope, Bokor, Ruppel & Burns, LLP

911 Chestnut Street

Clearwater, FL  33756

Phone: (727) 461-1818

Fax: (727)-441-8617

Approximate date of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Each person who is or was a director or officer shall be indemnified by us to the full extent permitted or authorized by the General Corporation Law of Utah. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of DNAPrint Genomics, Inc., such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than filing fees payable to the Securities and Exchange Commission.

Filing Fee--Securities and Exchange Commission	$45
Legal Expenses	$13,800
Accounting Expenses	$7,000
Blue Sky Fees and Expenses	$1,000
Printing Expenses	$1,000
Miscellaneous expenses	$2,155
Total:	$25,000

RECENT SALES OF UNREGISTERED SECURITIES

On February 18, 2004, the Convertible debenture and Warrant to Purchase Common Stock agreements between the Company and La Jolla were amended. If La Jolla does not convert at least 5% of the face value of the debenture and exercise at least 5% of the warrants in any particular calendar month, La Jolla may wire to us $375,000 less the dollar amount of warrants exercised in that month within five business days of the end of the month. Should La Jolla fail to wire us such funds, La Jolla shall not be entitled to collect interest on the debenture for that month. If breached more than once, then we may terminate the agreements with La Jolla and the debenture becomes due six months thereafter with accrued interest.

We had two Scientific Advisory Board members and one Board of Consultant member. For the services performed by these three members, we were committed to issue 2,500 (prior to the accounting for the 20 for 1 reverse split, the shares issued were 50,000) shares of our common stock each year to each member. These individuals are "sophisticated investors".

On January 20, 2004, we issued 250,000 shares of common stock to Lonnie Bookbinder. On March 1, 2004, we issued 1,658 shares of common stock to John J. Oskorep. On March 1, 2004, we issued 1,201 shares of common stock to Semaphore, Inc. On March 29, 2004, we issued 1,500,000, 1,250,000 1,500,000 and 1,000,000 shares of common stock to the following employees, respectively, Tony Frudakis, Hector Gomez, Richard Gabriel and Monica Tamborini. A total of 5,502,859 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 110,057,171) of our common stock, 252,859 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 5,057,171) in exchange for services valued at approximately $282,238 and 5,250,000 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 105,000,000) to four of our executives in exchange for their services to us, valued at $1,827,000. These shares were issued to two of our consultants, an attorney and four of our executives all of whom are accredited or "sophisticated investors".

On June 22, 2004, we issued a total of 5,000 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 100,000) of our common stock in exchange for services valued at approximately $3,600. These shares were issued to Mark Shriver, who is a "sophisticated investor".

On September 20, 2004, we issued a total of 9,771 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 195,418) of our common stock in exchange for services valued at approximately $5,100. These shares were issued to Mark Shriver, who is a "sophisticated investor". On July 29, 2004, we also issued 76,118 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 1,522,364) of our common stock in exchange for a charge valued at $41,900 for renegotiating our building lease. These shares were issued to George Frudakis, who is a "sophisticated investor". On March 31, 2004 we granted five year warrants to purchase 17,075 shares of common stock at an exercise price of $.0656, on June 30, 2004, we granted five-year warrants to purchase 92,751 shares of common stock at an exercise price of $0.518, on September 30, 2004, we granted five-year warrants to purchase 84,045 shares of common stock at an exercise price of $0.3340 and on December 31, 2004, we granted five-year warrants to purchase 379,327 shares of common stock at an exercise price of $0.2420 to various individuals and one entity. The total shares of 573,198 (prior to the accounting for the 20 for 1 reverse split, the shares issued were 11,463,960) shares of common stock were granted to Douglas J. Weiland, Timothy J. Burke, Kevin T. Cimino and Athena Investment Management, a "sophisticated investors," as a fee for their On September 30, 2004, we granted a five-year warrant for 370,370 shares of our common stock for consulting services performed to The Wall Street Group. This warrant has an exercise price of $0.27 and was valued at $139,030 based upon the Black-Scholes model. This was expensed over the service period of the agreement.

On February 17, 2005, we issued 2,500 and on March 16, 2005, we issued 5,327 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 156,541) of our common stock in exchange for services valued at approximately $3,131. These shares were issued to Mark Shriver, who is a "sophisticated investor".

On May 24, 2005 we issued a total of 36,844 (prior to the accounting for the 20 for 1 reverse split, the shares issued were 736,870) of our common stock in exchange for services valued at approximately $7,369. These shares were issued to Mark Shriver, who is a "sophisticated investor".

On June 25, 2005, we issued a total of 1,250,000 (prior to the accounting for the 20 for 1 reverse split, the shares issued were 25,000,001) of our common stock in conjunction with acquiring all the stock of Trace Genetics, Inc. These shares were issued to the prior shareholders of Trace Genetics, Inc., who are "sophisticated investors".

During the second quarter of 2005, we issued a total of 694,192 shares (prior to the accounting for the 20 for 1 reverse split, the shares issued were 13,883,830) of our common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P. who is a "sophisticated investor".

On August 4, 2005, we issued a total of 21,394 and on July 4, 2005, we issued 5,000 shares of our common stock in exchange for services valued at approximately $5,354. These shares were issued to Mark Shriver, who is a "sophisticated investors".

On August 19, 2005, we issued 2,000,000 shares of our common stock as in exchange for services valued at approximately $120,000. These shares were issued to Market Pulse LLC, who is a "sophisticated investor".

During the third quarter of 2005, we issued a total of 15,024,806 shares of our common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P. who is a "sophisticated investor".

During the fourth quarter of 2005, we issued a total of 63,193,359 shares of our common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P. who is a "sophisticated investor".

On November 29, 2005, we issued 6,500,000 shares of our common stock to Ellipsis Biotherapeutics Corporation in conjunction with the Ellipsis Biotherapeutics Corporation acquisition. The entity is a "sophisticated investor".

On December 21, 2005, we issued 2,928,043 shares of our common stock to an employee Barbara Handelin for a sign on bonus. The individual is a "sophisticated investor".

On December 14, 2005, we issued 2,000,000 shares of our common stock to Market Pulse, LLC for investor relations services. The entity is a "sophisticated investor".

On December 14, 2005, we issued 454,966 shares of our common stock to Young 1999 Trust Consultant Agreement for administrative services received. The individual is a "sophisticated investor".

On June 23, 2005, we issued 1,499,998 shares of our common stock in conjunction with acquiring all the stock of Kenna Technologies, Inc.  The individuals are all "sophisticated investor". These shares were issued to the prior shareholders of Kenna Technologies, Inc., who are "sophisticated investors".

On September 24, 2005, we granted a five-year warrant for 5,714,286 shares of our common stock for consulting services performed to The Wall Street Group. This warrant has an exercise price of $0.0175 and was valued at $95,306 based upon the Black-Scholes model. This will be expensed over the service period of the agreement.

During 2005, warrants to purchase 5,055,102 shares of common stock were granted to Athena as a fee for their services at a range of exercise prices from $0.0159 to 0.138 and expire five years from the grant date. These warrants were valued at $108,371 based upon the Black-Scholes model.

During 2005, we granted the following options to employees for 67,242,362 shares of our common stock.

Employee name	Date of grant	Date of expiration	Exercise price	# of options

Matt Thomas	1/7/2005	1/7/2015	0.6000	250,000
Siva Ginjupalli	1/7/2005	1/7/2015	0.6000	250,000
Zach Gaskin	1/7/2005	1/7/2015	0.6000	250,000
Visu Ponnuswamy	1/7/2005	1/7/2015	0.6000	250,000
Matt Thomas	5/16/2005	5/16/2015	0.4000	250,000
Siva Ginjupalli	5/16/2005	5/16/2015	0.4000	250,000
Zach Gaskin	6/8/2005	6/8/2015	0.4000	250,000
Hector Gomez	8/3/2005	8/3/2015	0.1000	3,500,000
Richard Gabriel	8/3/2005	8/3/2015	0.1000	3,500,000
Tony Frudakis	8/3/2005	8/3/2015	0.1000	3,500,000
Monica Tamborini	8/3/2005	8/3/2015	0.1000	2,000,000
Lisa Tandy Herren	10/25/2005	10/25/2015	0.0137	1,464,022
Hector Gomez	11/17/2005	11/17/2015	0.0174	15,000,000
Richard Gabriel	11/17/2005	11/17/2015	0.0174	15,000,000
Tony Frudakis	11/17/2005	11/17/2015	0.0174	15,000,000
Shannon Boyd	11/17/2005	11/17/2015	0.0174	514,970
Emanuela Charlton	11/17/2005	11/17/2015	0.0174	540,359
Siva Ginjupalli	11/17/2005	11/17/2015	0.0174	473,054
Pauline Gula	11/17/2005	11/17/2015	0.0174	567,622
Hector Ruiz	11/17/2005	11/17/2015	0.0174	556,886
Matthew Thomas	11/17/2005	11/17/2015	0.0174	1,796,407
Jatin Patel	11/17/2005	11/17/2015	0.0174	479,042
Laurence Rubin	12/5/2005	12/5/2015	0.0225	750,000
Naz Jiwani	12/5/2005	12/5/2015	0.0225	250,000
Laurence Rubin	12/31/2005	12/31/2015	0.0211	200,000
Naz Jiwani	12/31/2005	12/31/2015	0.0211	200,000
Scot Alic	12/31/2005	12/31/2015	0.0211	200,000

				67,242,362

During the first quarter of 2006, we issued a total of 86,122,535 shares of our common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P. who is a "sophisticated investor".

On March 14, 2006, we issued a total of 640,828 shares of our common stock in exchange for services valued at approximately $14,040. These shares were issued to Young 1999 Trust Consultant Agreement, who is a "sophisticated investor".

On February 21, 2006, we issued 2,000,000 shares of our common stock as in exchange for services valued at approximately $54,000. These shares were issued to Market Pulse, LLC, who is a "sophisticated investor".

On March 6, 2006, we issued a non-interest bearing convertible debenture in the amount of $330,000 payable on March 6, 2011 that is convertible into our common stock at a conversion price of $0.01 per share.

On March 22, 2006, we granted a ten-year option to Ramona Cooperstock, an employee to acquire 400,000 shares of our common stock at an exercise price of $0.025.

On March 31, 2006, we granted five-year warrants for 1,838,816 shares of our common stock for consulting services performed to Douglas J. Weiland, Kevin T. Cimino and Athena Capital Partners, Inc. This warrant has exercise prices of $0.011 to $0.0214.

During the second quarter of 2006, we issued a total of 32,251,879 shares of our common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P. who is a "sophisticated investor" and received proceeds totaling $568,943.

On April 5, 2006, a total of 862,537 shares of our common stock were committed to be exchanged for services valued at approximately $21,822. These shares were issued to Young 1999 Trust Consultant Agreement, who is a "sophisticated investor".

On June 22, 2006, we issued a total of 5,000 shares of our common stock in exchange for services valued at approximately $89. These shares were issued to Mark Shriver, who is a "sophisticated investor".

On April 17, 2006, we issued to Dutchess Private Equities Fund, II, L.P., a non-interest bearing convertible debenture in the amount of $320,000 payable on April 17, 2011 that is convertible into our common stock at a conversion price of $0.01 per share.

On May 18, 2006, we issued to Dutchess Private Equities Fund, II, L.P. a non-interest bearing convertible debenture in the amount of $330,000 payable on May 18, 2011 that is convertible into our common stock at a conversion price of $0.01 per share.

On June 30, 2006, we issued to Dutchess Private Equities Fund, II, L.P. a non-interest bearing convertible debenture in the amount of $373,750 payable on June 29, 2011 that is convertible into our common stock at a conversion price of $0.01 per share.

On June 30, 2006, we granted a five-year warrant for 645,039 shares of our common stock for consulting services performed Douglas J. Weiland, Kevin T. Cimino and Athena Capital Partners, Inc. This warrant has an exercise price of $0.0176. This will be expensed over the service period of the agreement.

On July 28, 2006, we issued a total of 7,500 shares of our common stock in exchange for services valued at approximately $155. These shares were issued to Mark Shriver, who is a "sophisticated investor". The offering was not underwritten.

During the third quarter of 2006, we issued a total of 27,260,146 shares of our common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P. who is a "sophisticated investor" and received proceeds totaling $311,607.  The offering was not underwritten.

On September 7, 2006, we issued 6,250,000 shares of our common stock in conjunction with an investor relations agreement with Designated Marketing, LLC who is a "sophisticated investor".  The offering was not underwritten.

On September 11, 2006, we issued 18,750,000 shares of our common stock in conjunction with an investor relations agreement with Designated Marketing, LLC who is a "sophisticated investor".  The offering was not underwritten.

On September 24, 2006, we granted to The Wall Street Group, who is a sophisticated investor, a five-year warrant for 9,090,909 shares of our common stock for consulting services performed. This warrant has an exercise price of $0.011 and was valued at $95,306 based upon the Black Scholes Pricing Model.

On September 27, 2006, we issued 1,500,000 shares of common stock to Lonnie Bookbinder, who is a sophisticated investor, in accordance with the terms of a settlement agreement with him.  These shares were valued at $18,000.

On September 30, 2006, warrants to purchase 697,727 shares of common stock were granted to Athena as a fee for their services at a range of exercise prices from $0.01 to 0.114 and expire five years from the grant date. These warrants were valued at $7,277 based upon the Black Scholes Pricing Model.

During the fourth quarter of 2006, we issued 43,225,699 shares of common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P., and received $314,206 of cash proceeds.  The offering was not underwritten.

On December 31, 2006, we granted Athena warrants to purchase 864,514 shares of common stock as consideration for Athena’s investment banking services.  The warrants have an exercise price of $0.0073 per share and expire five years from the grant date. These warrants were valued at $7,499 based upon the Black Scholes Pricing Model.

On November 13, 2006, we issued Mark Shriver, a consultant, a total of 5,000 shares of our common stock in exchange for product services valued at approximately $156.

During January 2007, we have issued 19,465,900 shares of common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P., and received $221,619 of cash proceeds. The offering was not underwritten.

During February 2007, we have issued 14,626,824 shares of common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P., and received $220,728 of cash proceeds. The offering was not underwritten.

During March 2007, we have issued 11,135,371 shares of common stock in conjunction with the Investment Agreement with Dutchess Private Equities Fund, II, L.P., and received $152.176 of cash proceeds. The offering was not underwritten.

The securities issued in the foregoing transactions were made in reliance upon Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sale was made to a sophisticated or accredited investor, as defined in Rule 502;

- we gave the purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised the purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that the purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

EXHIBITS

3.1 Restated Articles of Incorporation (included as exhibit 3.1 to the Form 10-KSB, filed March 29, 2006, and incorporated herein by reference).

3.2 Bylaws (included as exhibit 3.2 to the Form 10-KSB, filed March 29, 2006, and incorporated herein by reference).

4.1 Form of Warrant agreement between the Company and Athena Capital Partners, Inc. and certain partners (included as exhibit 10.33 to the Form 10-KSB filed March 30, 2004, and incorporated herein by reference).

4.2 Securities Purchase Agreement between the Company and La Jolla Cove Investors, Inc. (included as Exhibit 10.29 to Form S-2, filed December 15, 2003, and incorporated herein by reference).

4.3 Registration Rights Agreement between the Company and La Jolla Cove Investors, Inc. (included as Exhibit 10.29 to Form S-2, filed December 15, 2003, and incorporated herein by reference).

4.4 Convertible Debenture Agreement between the Company and La Jolla Cove Investors, Inc. (included as Exhibit 10.29 to Form S-2, filed December 15, 2003, and incorporated herein by reference).

4.5 Warrant Agreement between the Company and La Jolla Cove Investors, Inc. (included as Exhibit 10.29 to Form S-2, filed December 15, 2003, and incorporated herein by reference).

4.6 Addendum to convertible debenture and warrant agreement between the Company and La Jolla Cove Investors, Inc. (included as Exhibit 10.43 to Form 10-QSB filed May 14, 2004, and incorporated herein by reference).

4.7 Stock Purchase Agreement between the Company and Trace Genetics, Inc, dated June 17, 2005 (included as Exhibit 10.49 to Form S-2, filed July l5, 2005, and incorporated herein by reference).

4.8 Asset Purchase Agreement between the Company and Ellipsis Biotherapeutics Corporation, dated November 8, 2005 (included as Exhibit 10.1 to Amendment to Form 8-K filed March 6, 2006, and incorporated herein by reference).

5.1 Opinion re: legality of Michael T. Cronin, Esq.

10.01 Letter Agreements between the Company and La Jolla Cove Investors, Inc. (included as Exhibit 10.29 to Form S-2, filed December 15, 2003, and incorporated herein by reference).

10.02 Letter Agreement between the Company and The Wall Street Group, Inc., dated September 30, 2004 (included as Exhibit 10.44 to Form S-2/A, filed December 30, 2004, and incorporated herein by reference).

10.03 License Agreement between the Company and Beth Israel Deaconess Medical Center, dated April 4, 2005 (included as Exhibit 10.1 to Form 8-K/A, filed May 5, 2005, and incorporated herein by reference).

10.04 Promissory Note issued by the Company to Dutchess Private Equities Fund II, L.P., dated August 1, 2005 (included as Exhibit 10.1 to Form 10-QSB, filed August 15, 2005, and incorporated herein by reference).

10.05  Stock Purchase Agreement between the Company and certain shareholders of Kenna Technologies, Inc., dated October 25, 2005 (included as Exhibit 10.3 to Form 10-QSB filed November 14, 2005, and incorporated herein by reference).

10.06 License Agreement between the Company and Mark Froimowitz, dated October 25, 2005 (included as Exhibit 10.4 to Form 10-QSB filed November 14, 2005, and incorporated herein by reference).

10.07  Promissory Note and convertible debenture issued by the Company to Dutchess Private Equities Fund, L.P., dated October 21, 2005 (included as Exhibit 10.33 to the Form 10-KSB filed March 29, 2006, and incorporated herein by reference).

10.08  Promissory Note and convertible debenture issued by the Company to Dutchess Private Equities Fund II, L.P., dated December 15, 2005 (included as Exhibit 10.35 to the Form 10-KSB filed March 29, 2006, and incorporated herein by reference).

10.09 Research Sponsorship and License Agreement between the Company and Harvard College, dated January 19, 2006 (included as Exhibit 10.1 to Form 8-K filed January 27, 2006, and incorporated herein by reference).

10.10 Research Sponsorship Agreement between the Company and Massachusetts College of Pharmacy and Health Sciences, dated January 31, 2006 (included as exhibit 10.37 to the Form 10-KSB filed March 29, 2006, and incorporated herein by reference).

10.11 Promissory Note and convertible debenture issued by the Company to Dutchess Private Equities Fund, L.P., dated March 13, 2006 (included as Exhibit 10.39 to the Form 10-KSB filed March 29, 2006, and incorporated herein by reference).

10.12 Security Agreement given by the Company in favor of Dutchess Private Equities Fund, L.P., dated March 13, 2006 (included as Exhibit 10.40 to the Form 10-KSB filed March 29, 2006, and incorporated herein by reference).

10.13 Promissory Note and convertible debenture issued by the Company to Dutchess Private Equities Fund, L.P., dated April 18, 2006 (included as Exhibit 10.42 to the Form 8-K filed April 24, 2006, and incorporated herein by reference).

10.14 Services Agreement between the Company and KBI BioPharma, Inc., dated May 8, 2006 (included as Exhibit 10.43 to the Form 8-K filed May 12, 2006, and incorporated herein by reference).

10.15 Promissory Note and convertible debenture issued by the Company to Dutchess Private Equities Fund, L.P., dated May 19, 2006 (included as Exhibit 10.44 to the Form 8-K filed May 25, 2006, and incorporated herein by reference).

10.16 Promissory Note and convertible debenture issued by the Company to Dutchess Private Equities Fund, II, L.P., dated June 30, 2006 (included as exhibit 10.45 to the Form 8-K filed July 7, 2006, and incorporated herein by reference).

10.17 Sponsored Research Agreement between the Company and Beth Israel Deaconess Medical Center, Inc., dated July 1, 2006 (included as Exhibit 10.46 to the Form 8-K filed July 7, 2006, and incorporated herein by reference).

10.18 Consulting Services Agreement between the Company and Dr. Arthur Sytkowski, dated August 1, 2006 (included as Exhibit 10.47 to the Form 8-K filed August 7, 2006, and incorporated herein by reference).

10.19 Lease Agreement between the Company and Yonkers Investments, Inc., dated June 30, 2006 (included as Exhibit 10.48 to the Form 8-K filed August 7, 2006, and incorporated herein by reference).

10.20 Letter Agreement between the Company and Athena Capital Partners, Inc., dated January 22, 2007 (included as Exhibit 10.53 to the Form 10-KSB filed March 15, 2007, and incorporated herein by reference).

10.21  Stock agreement between the Company and Matchmakers Consulting AG, dated February 15, 2007 (included as Exhibit 10.55 to the Form 10-KSB filed March 15, 2007, and incorporated herein by reference).

10.22  Letter Agreement between the Company and Arthur Sytkowski, dated March 1, 2007 (included as Exhibit 10.56 to the Form 10-KSB filed March 15, 2007, and incorporated herein by reference).

10.23  Investment Agreement between the Company and Dutchess Private Equities Fund, Ltd., dated March 30, 2007 (included as Exhibit 10.57 to the Form SB-2 filed May 14, 2007, and incorporated herein by reference).

10.24 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, Ltd., dated March 30, 2007 (included as Exhibit 10.58 to the Form SB-2 filed May 14, 2007, and incorporated herein by reference).

10.25  Employment Agreement between the Company and Richard Gabriel, dated April 27, 2007 (included as Exhibit 10.59 to the Form 10-QSB filed May 14, 2007, and incorporated herein by reference).

10.26  Employment Agreement between the Company and Dr. Hector Gomez, dated April 27, 2007 (included as Exhibit 10.60 to the Form 10-QSB filed May 14, 2007, and incorporated herein by reference).

10.27  Employment Agreement between the Company and Dr. Tony Frudakis, dated April 27, 2007 (included as Exhibit 10.61 to the Form 10-QSB filed May 14, 2007, and incorporated herein by reference).

10.28  Employment Agreement between the Company and Karen Surplus, dated April 27, 2007 (included as Exhibit 10.62 to the Form 10-QSB filed May 14, 2007, and incorporated herein by reference).

10.29  Employment Agreement between DNAPrint Pharmaceuticals, Inc. and Richard Gabriel, dated April 27, 2007 (included as Exhibit 10.63 to the Form 10-QSB filed May 14, 2007, and incorporated herein by reference).

10.30  Employment Agreement between DNAPrint Pharmaceuticals, Inc. and Dr. Hector Gomez, dated April 27, 2007 (included as Exhibit 10.64 to the Form 10-QSB filed May 14, 2007, and incorporated herein by reference).

10.31   Employment Agreement between DNAPrint Pharmaceuticals, Inc. and Dr. Tony Frudakis, dated April 27, 2007 (included as Exhibit 10.65 to the Form 10-QSB filed May 14, 2007, and incorporated herein by reference).

10.32  Genetic Ancestry Service Agreement between DNAPrint and Sorenson Genomics, LLC, dated October 18, 2005, filed herein (included as Exhibit 10.32 to the Form SB-2 filed June 4, 2007, and incorporated herein by reference).

10.33  Letter agreement between DNAPrint Genomics, Inc. and Dutchess Private Equities Fund, Ltd., dated July 20, 2007(included as Exhibit 10.66 to the Form 8K/A filed August 8, 2007, and incorporated herein by reference).

23.1 Consent of Pender Newkirk & Company LLP (included as Exhibit 10.32 to the Form SB-2 filed August 2, 2007, and incorporated herein by reference).

23.2 Consent of Michael T. Cronin, Esq. (incorporated in Exhibit 5.1) (included as Exhibit 10.32 to the Form SB-2 filed August 2, 2007, and incorporated herein by reference).

UNDERTAKINGS

The Registrant hereby undertakes that it will:

(1) File,  during  any  period  in  which  it  offers  or  sells  securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2)  For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering.

(3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1)  For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)  For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of Florida, on August 9, 2007.

DNAPRINT GENOMICS, INC.

By:	/s/ Richard Gabriel
Richard Gabriel
Chief Executive Officer

	Signature	Date

By:	/s/ Richard Gabriel	August 9, 2007
Richard Gabriel
Chief Executive Officer
Director

By:	/s/ Karen Surplus	August 9, 2007
Karen Surplus
Chief Financial Officer
Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date signed:

	Signature	Date

By:	/s/ Richard Gabriel	August 9, 2007
Richard Gabriel
Chief Executive Officer
Director

By:	/s/ Hector Gomez	August 9, 2007
Hector Gomez
Director

By:	/s/ Tony Frudakis	August 9, 2007
Tony Frudakis
Director